Investors May Contact:
                                                                  Stacey Yonkus
                                                   Director, Investor Relations
                                                                 (212) 885-2512
                                                        investor@asburyauto.com

                                                         Reporters May Contact:
                                                                     Connie Lee
                                                             RF|Binder Partners
                                                                 (212) 994-7542
                                                        Connie.Lee@RFBinder.com



                         Asbury Automotive Group Reports
                         First Quarter Financial Results

             -- Excluding Previously Announced Restructuring Costs,
                 Income from Continuing Operations Rose 12% --

                -- Same-Store Retail Gross Profit Increased 7% --


New York, NY, April 26, 2005 - Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today reported financial results for the first quarter ended March 31, 2005.

Income from continuing operations for the first quarter was $9.7 million, or $0.30 per diluted share, which includes $3.6 million ($2.2 million after-tax) of costs related to the previously announced regional restructuring. Excluding the restructuring costs, income from continuing operations increased 12 percent to $11.9 million, or $0.36 per diluted share, from $10.7 million, or $0.33 per diluted share, in the prior year period.

Financial highlights for the first quarter of 2005, as compared to the corresponding prior year period, included:

o Total revenue for the quarter was approximately $1.4 billion, up 14 percent. Total gross profit was $210.5 million, a 13 percent increase.
o Same-store retail revenue and gross profit (excluding fleet and wholesale revenue) both increased 7 percent.
o New vehicle retail revenue rose 13 percent (6 percent same-store), and unit sales increased 10 percent (3 percent same-store). New vehicle retail gross profit increased 7 percent (flat on a same-store basis).
o Used vehicle retail revenue increased 12 percent (7 percent same-store), and unit sales rose 5 percent (flat on a same-store basis). Used vehicle retail gross profit increased 11 percent (7 percent same-store).
o Parts, service and collision repair revenue and gross profit both increased 15 percent (10 percent same-store).
o Net finance and insurance (F&I) revenue rose 17 percent (11 percent same-store). F&I per vehicle retailed (PVR) increased 9 percent to $923, and platform F&I PVR rose 9 percent to $894.
o As a percentage of gross profit, selling, general and administrative (SG&A) expenses for the quarter, excluding the restructuring costs and rent expense, were 74.2 percent, down 120 basis points compared to the prior year. Rent expense in 2005 is higher due to a sale-leaseback transaction in July 2004 that had the effect of increasing rent while reducing interest and depreciation expense.

President and CEO Kenneth B. Gilman said, "Our business model turned in another well balanced performance during the first quarter. Operationally, the quarter was solid - with many outstanding aspects, as all four business lines posted upper single to double-digit same-store sales increases. Results again were strongest in our service businesses, led by a 10 percent same-store gross profit increase in our parts and service business, which truly reflects a concerted effort in this area. About two years ago, we formed a view that new vehicle margins would be coming under sustained pressure, and therefore set very aggressive growth goals for our parts and service operations. With a focused approach to training and investments in equipment and capacity expansion, we're seeing our efforts pay off.

"The retail side of the business also performed well, as our new vehicle unit volume outperformed the industry during the quarter. By virtue of our strong brand mix, focused on luxury and mid-line import brands, we were able to capitalize on an improved environment at the end of the quarter. We're also confident that our seven percent increase in same-store used vehicle gross profit is industry leading as well."

J. Gordon Smith, Senior Vice President and CFO said, "During the quarter we made significant progress in reorganizing the Company into regions and attaining our targeted annual cost savings. Consistent with our original estimates, we continue to expect the restructuring will reduce earnings by approximately $0.02 to $0.04 per share on a net basis this year, and will increase earnings by approximately $0.10 per share next year."

Mr. Smith continued, "It is important to note, however, that the goal of the restructuring is not simply cost reduction. We have already begun to reap the operational benefits of our new structure, and are pleased with the performance of most of our regional operations during the quarter, especially Florida. Our Florida management team has done an excellent job of integrating the operations of our former Jacksonville and Tampa platforms, as well as strengthening the dealership teams of several of our largest Florida stores."

Mr. Gilman concluded, "While pleased with the quarter's results, we still need to maintain our sales momentum. In addition, the continued implementation of our regional structure and a vigilant focus on expense control will be key in meeting our objectives for the balance of the year."

Commenting on guidance for 2005, the Company noted that it remains comfortable with estimates for earnings per share from continuing operations between $1.70 and $1.78. This range does not reflect the net costs resulting from the regional reorganization nor the potential adoption of Statement of Financial Accounting Standard 123(R).

Asbury will host a conference call to discuss its first quarter results this morning at 10:00 a.m. Eastern Time. The call will be simulcast live on the Internet and can be accessed by logging onto http://www.asburyauto.com or http://www.ccbn.com. In addition, a live audio of the call will be accessible to the public by calling 800-357-9448; international callers, please dial 312-461-9409. No access code is required. A conference call replay will be available approximately two hours following the call for 14 days and can be accessed by calling 888-203-1112 (domestic), or 719-457-0820 (international); access code 4704293.

About Asbury Automotive Group

Asbury Automotive Group, Inc., headquartered in New York City, is one of the largest automobile retailers in the U.S., with 2004 revenue of approximately $5.3 billion. Built through a combination of organic growth and a series of strategic acquisitions, the Company currently operates 95 retail auto stores, encompassing 131 franchises for the sale and servicing of 33 different brands of American, European and Asian automobiles. Asbury believes that its product mix contains a higher proportion of the more desirable luxury and mid-line import brands than most public automotive retailers. The Company offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements relating to goals, plans, projections and guidance regarding the Company's financial position, results of operations, market position, product development, pending and potential future acquisitions and business strategy. These statements are based on management's current expectations and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, the Company's relationships with vehicle manufacturers and other suppliers which could cause, among other things, acquisitions under contract or letters of intent to fail, risks associated with the Company's substantial indebtedness, risks related to pending and potential future acquisitions, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally and governmental regulations and legislation. There can be no guarantees that the Company's plans for future operations will be successfully implemented or that they will prove to be commercially successful. These and other risk factors are discussed in the Company's annual report on Form 10-K and in its other filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Asbury Automotive Group, Inc.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)



                                                            For the Three Months Ended
                                                                    March 31,
                                                            --------------------------
                                                               2005           2004
                                                            -----------    -----------
REVENUES:
    New vehicle .........................................   $   806,490    $   706,759
    Used vehicle ........................................       345,472        306,924
    Parts, service and collision repair .................       161,709        140,856
    Finance and insurance, net ..........................        38,290         32,687
                                                            -----------    -----------
         Total revenues .................................     1,351,961      1,187,226

COST OF SALES
    New vehicle .........................................       750,065        654,053
    Used vehicle ........................................       314,237        279,939
    Parts, service and collision repair .................        77,165         67,349
                                                            -----------    -----------
         Total cost of sales ............................     1,141,467      1,001,341
                                                            -----------    -----------
GROSS PROFIT ............................................       210,494        185,885

OPERATING EXPENSES:
    Selling, general and administrative .................       173,084        148,959
    Depreciation and amortization .......................         5,250          5,071
                                                            -----------    -----------
         Income from operations .........................        32,160         31,855

OTHER INCOME (EXPENSE):
    Floor plan interest expense .........................        (7,412)        (4,514)
    Other interest expense ..............................        (9,490)       (10,321)
    Interest income .....................................           258            273
    Other expense .......................................           (22)          (202)
                                                            -----------    -----------
         Total other expense, net .......................       (16,666)       (14,764)
                                                            -----------    -----------
    Income from continuing operations before income taxes        15,494         17,091

INCOME TAX EXPENSE ......................................         5,810          6,409
                                                            -----------    -----------
INCOME FROM CONTINUING OPERATIONS .......................         9,684         10,682

DISCONTINUED OPERATIONS, net of tax .....................           (44)          (318)
                                                            -----------    -----------
         Net income .....................................   $     9,640    $    10,364
                                                            ===========    ===========

BASIC EARNINGS PER COMMON SHARE:
    Continuing operations ...............................   $      0.30    $      0.33
    Discontinued operations .............................           -            (0.01)
                                                            -----------    -----------
    Net income ..........................................   $      0.30    $      0.32
                                                            ===========    ===========

DILUTED EARNINGS PER COMMON SHARE:
    Continuing operations ...............................   $      0.30    $      0.33
    Discontinued operations .............................         (0.01)         (0.01)
                                                            -----------    -----------
    Net income ..........................................   $      0.29    $      0.32
                                                            ===========    ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
    Basic ...............................................        32,588         32,435
                                                            ===========    ===========
    Diluted .............................................        32,781         32,721
                                                            ===========    ===========

Asbury Automotive Group, Inc.
Selected Data
(Dollars in thousands except per share data)
(Unaudited)



                                                         As Reported for the                       Same Store for the
                                                     Three Months Ended March 31,                Three Months Ended March 31,
                                              -----------------------------------------   -----------------------------------------
                                                 2005                  2004                  2005                  2004
                                              -----------           -----------           -----------           -----------

RETAIL VEHICLES SOLD:
   New units ..............................        25,604   61.7%        23,312   60.6%        23,911   61.1%        23,312   60.6%
   Used units .............................        15,862   38.3%        15,158   39.4%        15,202   38.9%        15,158   39.4%
                                              -----------  ------   -----------  ------   -----------  ------   -----------  ------
        Total units .......................        41,466  100.0%        38,470  100.0%        39,113  100.0%        38,470  100.0%
                                              ===========  ======   ===========  ======   ===========  ======   ===========  ======

REVENUE:
   New retail .............................   $   779,577   57.7%   $   692,744   58.3%   $   734,111   57.3%   $   692,744   58.3%
   Used retail ............................       258,198   19.1%       230,573   19.4%       247,201   19.3%       230,573   19.4%
   Parts, service and collision repair ....       161,709   12.0%       140,856   11.9%       154,622   12.1%       140,856   11.9%
   Finance and insurance, net .............        38,290    2.8%        32,687    2.8%        36,437    2.8%        32,687    2.8%
                                              -----------           -----------           -----------           -----------
        Total retail revenue ..............     1,237,774             1,096,860             1,172,371             1,096,860

   Fleet ..................................        26,913    2.0%        14,015    1.2%        26,640    2.1%        14,016    1.2%
   Wholesale ..............................        87,274    6.4%        76,351    6.4%        82,066    6.4%        76,060    6.4%
                                              -----------  ------   -----------  ------   -----------  ------   -----------  ------
        Total revenue .....................   $ 1,351,961  100.0%   $ 1,187,226  100.0%   $ 1,281,077  100.0%   $ 1,186,936  100.0%
                                              ===========  ======   ===========  ======   ===========  ======   ===========  ======

GROSS PROFIT

   New retail .............................   $    55,838   26.5%   $    52,348   28.2%   $    52,608   26.2%   $    52,348   28.2%
   Used retail ............................        30,110   14.3%        27,053   14.5%        28,990   14.5%        27,053   14.5%
   Parts, service and collision repair ....        84,544   40.2%        73,507   39.5%        80,906   40.3%        73,507   39.5%
   Finance and insurance, net .............        38,290   18.2%        32,687   17.6%        36,437   18.2%        32,687   17.6%
                                              -----------           -----------           -----------           -----------
        Total retail gross profit .........       208,782               185,595               198,941               185,595

   Fleet ..................................           587    0.3%           358    0.2%           583    0.3%           358    0.2%
   Wholesale ..............................         1,125    0.5%           (68)     -%         1,083    0.5%           (68)     -%
                                              -----------  ------   -----------  ------   -----------  ------   -----------  ------
        Total gross profit ................   $   210,494  100.0%   $   185,885  100.0%   $   200,607  100.0%   $   185,885  100.0%
                                              ===========  ======   ===========  ======   ===========  ======   ===========  ======

   SG&A expenses excluding reorganization
     costs and rent .......................       156,101               140,250               147,248               140,250
   SG&A (excluding reorganization costs and
     rent) as a percent of gross profit ...         74.2%                 75.4%                 73.4%                 75.4%

GROSS PROFIT PER VEHICLE RETAILED:

   New retail .............................   $     2,181           $     2,246           $     2,200          $      2,246
   Used retail ............................         1,898                 1,785                 1,907                 1,785
   Finance and insurance, net .............           923                   850                   932                   850
   Platform finance and insurance, net ....           894                   817                   901                   817



                                                                        As of                 As of
                                                                   March 31, 2005       December 31, 2004
                                                                   --------------       -----------------
BALANCE SHEET HIGHLIGHTS:
   Cash and cash equivalents ..............                          $   39,253            $   28,093
   Inventories ............................                             800,479               761,557
   Total current assets ...................                           1,174,008             1,143,506
   Floor plan notes payable ...............                             690,319               650,948
   Total current liabilities ..............                             889,628               847,510

CAPITALIZATION:
   Long-term debt (including current portion)                        $  504,492            $  526,415
   Stockholders' equity ............                                    493,608               481,733
                                                                     ----------            ----------
        Total ......................                                 $  998,100            $1,008,148
                                                                     ==========            ==========

ASBURY AUTOMOTIVE GROUP, INC.
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(In thousands, except vehicle data)
(Unaudited)


The Company evaluates finance and insurance gross profit performance on a per-vehicle retailed basis by dividing total finance and insurance gross profit by the number of retail vehicles sold. During 2003, the Company renegotiated a contract with a third party finance and insurance product provider, which resulted in the recognition of income that was not attributable to retail vehicles sold during the year. The Company believes that platform finance and insurance, which excludes the additional revenue derived from contracts negotiated by the corporate office, provides a more accurate measure of the Company's finance and insurance operating performance. The following table reconciles finance and insurance gross profit to platform finance and insurance gross profit, and provides necessary components to calculate platform finance and insurance gross profit per vehicle retailed.

                                                    As Reported For the Three   Same Store For the Three
                                                     Months Ended March 31,        Months Ended March 31,
                                                    -------------------------   -------------------------
                                                       2005           2004          2005           2004
                                                     --------    --------        --------    --------
RECONCILIATION OF FINANCE AND INSURANCE GROSS
   PROFIT TO PLATFORM FINANCE AND INSURANCE:
   Finance and insurance, net ....................   $ 38,290    $ 32,687        $ 36,437    $ 32,687
   Less:  corporate finance and insurance ........     (1,203)     (1,243)         (1,203)     (1,243)
                                                     --------    --------        --------    --------
        Platform finance and insurance, net ......   $ 37,087    $ 31,444        $ 35,234    $ 31,444
                                                     ========    ========        ========    ========

RETAIL VEHICLES SOLD:
    New retail units .............................     25,604      23,312          23,911      23,312
    Used retail units ............................     15,862      15,158          15,202      15,158
                                                     --------    --------        --------    --------
         Total units .............................     41,466      38,470          39,113      38,470
                                                     ========    ========        ========    ========

The Company's operating income was largely impacted by restructuring costs incurred during the first quarter of 2005 and an incremental rent expense associated with a sale-leaseback transaction that was entered into in the third quarter of 2004. The Company believes that excluding the restructuring costs and rent expense from the selling, general and administrative expenses provides a more meaningful basis to measure the results of the Company's operations compared to that of the prior year period. A reconciliation of the Company's adjusted selling, general and administrative expenses is presented below.

                              As Reported for the   As Reported for the
                              Three Months Ended    Three Months Ended
                                March 31, 2005        March 31, 2004         Variance
                              -------------------   -------------------     ----------

SG&A expenses ............        $ 173,084               $ 148,959         $  24,125
Less:  Restructuring costs           (3,624)                   --              (3,624)
       Rent expense ......          (13,359)                 (8,709)           (4,650)
                                  ---------               ---------         ---------
Adjusted SG&A expenses ...        $ 156,101               $ 140,250         $  15,851
                                  =========               =========         =========


                              Same Store Results    Same Store Results
                                 for the Three         for the Three
                                 Months Ended          Months Ended
                                March 31, 2005        March 31, 2004         Variance
                              -------------------   -------------------     ----------

SG&A expenses ............        $ 162,888               $ 148,959         $  13,929
Less:  Restructuring costs           (3,624)                   --              (3,624)
       Rent expense ......          (12,016)                 (8,709)           (3,307)
                                  ---------               ---------         ---------
Adjusted SG&A expenses ...        $ 147,248               $ 140,250         $   6,998
                                  =========               =========         =========

The Company defines income from continuing operations as net income less discontinued operations. We believe that excluding certain items from income from continuing operations for the three months ended March 31, 2005 provides a more meaningful basis to measure the results of our operations. A reconciliation of our net income to adjusted income from continuing operations is presented below.


                                                                                For the Three Months
                                                                                  Ended March 31,
                                                                                --------------------
                                                                                 2005        2004
                                                                                -------     -------
RECONCILIATION OF NET INCOME TO ADJUSTED INCOME FROM CONTINUING OPERATIONS:
   Net income ...............................................................   $ 9,640     $10,364
   Discontinued operations ..................................................        44         318
                                                                                -------     -------
   Income from continuing operations ........................................     9,684      10,682

Tax affected reorganization costs (a) .......................................     2,265        --
                                                                                -------     -------
Adjusted income from continuing operations ..................................   $11,949     $10,682
                                                                                =======     =======

RECONCILIATION OF NET INCOME PER DILUTED COMMON SHARE TO ADJUSTED INCOME FROM
   CONTINUING OPERATIONS PER DILUTED COMMON SHARE:
   Net income ...............................................................   $  0.29     $  0.32
   Discontinued operations ..................................................      0.01        0.01
   Income from continuing operations ........................................      0.30        0.33

   Tax affected reorganization costs (a) ....................................      0.06        --
                                                                                -------     -------
   Adjusted income from continuing operations ...............................   $  0.36     $  0.33
                                                                                =======     =======

Weighted average common shares outstanding (diluted): .......................    32,781      32,721
                                                                                =======     =======


(a) During the first quarter of 2005, the Company incurred severance costs of $3,624 ($2,265 net of tax) associated with our previously announced reorganization.